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                      CDC INVESTMENT MANAGEMENT CORPORATION


                                 CODE OF ETHICS


                                  JANUARY, 2001


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SECTION  1.  INTRODUCTION


1.1 APPLICABILITY

This Code of Ethics (the "Code") establishes rules of conduct for "Access Persons" (as defined below) of CDC Investment Management Corporation ("Cimco") and each U.S. registered investment company that adopts this Code ("Covered Investment Companies") (Cimco and Covered Investment Companies are collectively referred to as "Covered Companies").



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1.2 DEFINITIONS


"ACCESS PERSON" in the context of this Code means:

1. Any director, trustee, general partner, officer or Employee of a Covered Company; and

2. Any "ADVISORY PERSON", meaning any Employee of a Covered Company (or of any company in a control relationship to such Covered Company) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Cimco Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales (including the person(s) with the direct responsibility and authority to make investment decisions affecting a Cimco Client ); and any natural person in a control relationship to a Covered Company who obtains information concerning recommendations made to a Cimco Client with regard to the purchase or sale of a security by a Cimco Client.

A person shall not be deemed to be an Access Person solely by reason of normally assisting in the preparation of public reports or who receives public reports but does not receive information about current or proposed recommendations or trading

"BENEFICIAL OWNERSHIP" in the context of this Code is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"). Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household. "Immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships.

Under the Rule, an indirect pecuniary interest also includes, among other things:

   - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

   - a person's right to dividends that is separated or separable from the underlying securities;

   - a person's interest in certain trusts (generally those in which he or an immediate family member is a beneficiary or from which the person receives a performance-based fee); and

   - a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being


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     generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security or similar securities with a value derived from the value of an equity security.

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

IF YOU HAVE ANY QUESTION AS TO WHETHER YOU HAVE BENEFICIAL OWNERSHIP OF ANY SECURITY CONTACT A DESIGNATED SUPERVISORY PERSON.

"BUSINESS DAY" in the context of this Code means days on which the New York Stock Exchange is open trading.

"CIMCO CLIENT" in the context of this Code means any Covered Investment Company and any other investment company or person with which Cimco has executed an investment advisory contract.

"CIMCO EMPLOYEE" in the context of this Code means any Employee of Cimco.

"DESIGNATED SUPERVISORY PERSON" in the context of this Code means Cimco's Chief Operating Officer, Senior Compliance Officer, Senior Counsel, General Secretary and Compliance Analyst.

"EMPLOYEE" in the context of this Code means full and part-time officers and staff members of a Covered Company and applies to all their activities globally. Consultants and other independent contractors who from time to time are employed by a Covered Company should be advised of any policy relevant to their specific tasks.

"EQUITY ADVISORY PERSON" in the context of this Code means an Advisory Person who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by, or whose functions relate to the making of any recommendations with respect to such purchases or sales (including the person(s) with the direct responsibility and authority to make investment decisions affecting) a Cimco Client that invests directly in equity securities.

"FOREIGN EXCHANGE TRANSACTION" in the context of this Code means a transaction providing for the purchase of an agreed amount in one currency by one party to such transaction in exchange for the sale by it of an agreed amount in another currency to the other party to such transaction for immediate or future delivery, including an option on such a transaction.

"FUTURES CONTRACT" in the context of this Code means an agreement to purchase or sell (or option to purchase or sell) a commodity for delivery in the future at a price that is determined at initiation of the contract which obligates each party to the contract to fulfill the contract at the specified price which may satisfied by delivery, offset or cash, which is traded on a recognized board of trade or futures exchange whether inside or outside the United States of America.

"INVESTMENT INSTRUMENT" in the context of this Code means any Foreign Exchange Transaction, Futures Contract, or Security.

"OUTSIDE TRUSTEE" in the context of this Code means an Access Person with respect to a Covered Investment Company by virtue of being a director or trustee of such company or an honorary director or trustee of such company, but who is not an "interested person" with respect to such Covered Investment Company (as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

"SECURITY" in the context of this Code shall include any option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security. "Purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security.

All other terms shall have the same meanings as provided under the 1940 Act, unless indicated otherwise.



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1.3 BACKGROUND - CAISSE DES DEPOTS ET CONSIGNATIONS


The Caisse des Depots et Consignations ("CDC") was founded in 1816 to fulfill a special mission: to protect the savings of small investors and maintain the public trust. While its business activities have evolved over the years to include housing development, insurance, public finance, asset management and capital markets, CDC has remained true to its founding principle -of public trust. For this reason, the many business activities of CDC must always be compatible with the highest standards of integrity. As a subsidiary of CDC, Cimco is bound to the same standards of ethics and behavior. Therefore, Cimco Employees must avoid actual or potential conflicts of interest.

It is the intent of Cimco management that Employees obey all applicable domestic and international laws regarding securities trading and asset management. Beyond the minimum standards required by law, it is Cimco's policy to adhere to the highest standards of integrity. CDC's reputation, earned over generations, must be protected and defended. This document contains Cimco's Code of Ethics and covers personal trading of securities, compliance, receiving gifts, confidential information and outside business activities. The Code of Ethics should be reviewed in conjunction with Cimco's Fiduciary Policies Manual (which includes Cimco's Insider Trading and Conflicts of Interest Policy).


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1.4 REPORTING MECHANISM AND ACKNOWLEDGMENT FORM



There is no wish to inquire into any individual's personal affairs beyond the point which will keep the name of CDC above reproach and prevent improper or illegal conduct by its Employees. Each director, officer, and staff member must do his or her part in maintaining the high standards of our organization. In order to accomplish this, all Access Persons will be asked to sign the attached INITIAL AND ANNUAL CERTIFICATIONS (Attachments A and B, respectively) upon commencement of employment and/or affiliation with Cimco and thereafter on an annual basis that they have received, read and understand this Code of Ethics.

These acknowledgment forms will be kept on file by the Cimco Compliance Department.



                                     7

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SECTION 2.  PERSONAL TRADING AND INVESTMENTS

INTRODUCTION

The following specific principles govern personal trading activities, and the reporting thereof, of Cimco Access Persons. Except where the context otherwise requires, the provisions of this Section of this Code shall also apply to activities of Access Persons as they relate to any Covered Investment Company. These principles are designed to comply fully with Rule 17j-1 of the 1940 Act, as well as Rule 2110, Free-Riding and Withholding under the National Association of Securities Dealers Conduct Rules.



2.1 PROHIBITIONS



A. GENERAL.

              An Access Person may not use his or her position to obtain leverage to purchase new issues or other thinly traded securities for his or her personal account.

B. GIFTS.

              Access Persons who are in a position to influence the selection of brokers should not accept any favors from members of the brokerage community which would result in the Access Person being obligated or appearing to be obligated to the broker or brokers. No Access Person may seek or accept any gift of more than a DE MINIMIS value (approximately $250 per year) from any person or entity that does business with or on behalf of a Cimco Client, other than reasonable, business-related meals and tickets to sporting events, theater and similar activities. If any Access Person is unsure of the appropriateness of any gift, a Designated Supervisory Person should be consulted.

 C. PRIVATE PLACEMENTS.

              No Cimco Employee may directly or indirectly acquire or dispose of any Beneficial Ownership in any privately placed security without the express prior written approval of a Designated Supervisory Person pursuant to the completion of a Private Placement Pre-Approval Form (Attachment E). Approval will take into account, among other factors, whether the investment opportunity should be reserved for a Cimco Client, whether the opportunity is being offered to the Cimco Employee because of his or her position with Cimco or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.


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D. SIDE-BY-SIDE TRADING.

              No Access Person shall purchase or sell (directly or indirectly) any Investment Instrument which he or she has (or by reason of such transaction acquires), any direct or indirect Beneficial Ownership and for which such Access Person knows, or is in a position to know there is a "buy" or "sell" order pending for a Cimco Client. No Access Person shall purchase or sell (directly or indirectly) any Investment Instrument which he or she has (or by reason of such transaction acquires), any direct or indirect Beneficial Ownership and for which such Access Person knows, or is in a position to know, at the time of such purchase or sale is being considered for purchase or sale by or for any Cimco Client.

E. BLACKOUT PERIODS.

              No Access Person may execute a transaction in an Investment Instrument which he or she has (or by reason of such transaction acquires), any direct or indirect Beneficial Ownership within five Business Days before and one Business Day after a transaction in that Investment Instrument is executed by Cimco on behalf of a Cimco Client, if such Access Person knows, or is in a position to know of, such transaction on behalf of a Cimco Client.

F. PUBLIC OFFERINGS.

              No Cimco Employee may directly or indirectly acquire Beneficial Ownership in any security in a public offering from an underwriter or selected dealer in the primary securities market (e.g., an IPO or a primary offering).


G. SHORT TERM TRADING.

              Access Persons are encouraged to conduct personal trading for investment rather than engaging in speculative trading activities.

H. DIRECTORSHIPS AND OTHER OUTSIDE BUSINESS ACTIVITIES.

              No Cimco Employee shall serve on the board of directors or board of trustees of any company or organization without prior written authorization by a Designated Supervisory Person (to be approved or denied by a Designated Supervisory Person pursuant to an Outside Business Activities report in the form of Attachment F submitted by such Cimco Employee) based upon a determination that the board service would not conflict with the interests of Cimco Clients. Where board service is authorized, without a determination by a Designated Supervisory Person to the contrary for good cause shown, Cimco Employees serving as directors or trustees shall be isolated from Cimco Employees making investment decisions with respect to the securities of that issuer (in the case of a publicly traded company) through an "informational barrier" or other procedures specified by a Designated Supervisory Person.

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2.2 EXEMPT TRANSACTIONS



A. SPECIFIC EXEMPT TRANSACTIONS. The following specific transactions will be exempt from paragraphs C through F of Section 2.1:

         - OBLIGATIONS OF THE U.S. GOVERNMENT; AGENCIES AND MUNICIPALITIES. Purchases and sales of (i) securities which are direct obligations of the Government of the United States, (ii) securities which are direct obligations of the Student Loan Marketing Association (SLMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA) and Government National Mortgage Association (GNMA) (together "Agency Securities") so long as such Agency Security is a part of a series issued in an amount of $200,000,000 or greater, and (iii) municipal securities that are guaranteed or "wrapped" by a financial guarantee insurance provider of recognized and creditworthy standing;
         - DE MINIMIS FUTURES CONTRACTS. Purchases and sales of Futures Contracts in the amount of 25 contracts or less.
         -  FOREIGN EXCHANGE TRANSACTIONS.
         - MUTUAL FUNDS. Purchases and sales of securities of U.S. registered open-end investment companies and unit investment trusts (including, for avoidance of doubt, Exchange Traded Funds such as "DIAMONDS", "SPDRs" and "QQQ"), provided however, Cimco's policy statement on day trading discourages this practice. Please see section 2.1G;
         - CASH EQUIVALENTS. Purchases and sales of bankers' acceptances, bank certificates of deposit, and commercial paper so long as the commercial paper is a part of a series issued in an amount of $200,000,000 or greater;
         - DIVIDEND REINVESTMENTS. Purchases that are part of an automatic reinvestment plan;
         - M&A. Purchases and sales that are non-volitional on the part of either the Advisory Person or the Cimco Client;
         - TRUSTS AND OTHER NON-CONTROLLED ACCOUNTS. Purchases and sales in any account maintained with a party that has no affiliation with the Covered Companies and over which no Advisory Person has, in the judgment of a Designated Supervisory Person after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account;
         - RIGHTS OFFERINGS. Purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer.
         - NON-VOLUNTARY CONVERSIONS. Non-voluntary conversions of securities as a result of corporate actions.

B. IMMATERIAL TRANSACTIONS. Any securities transaction, or series of related transactions, involving 500 shares or less of an issuer having a market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion is

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         exempt from the  prohibitions  described in paragraphs D and E of
         Section 2.1, provide that, Equity Advisory Persons shall be required, prior to the execution of a transaction that would be violative of Paragraphs D and E of Section 2.1 but for this
         Section 2.2 B, to obtain the express approval (which may be oral) of a Designated Supervisory Person for such transaction.



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
2.3   REPORTING


A.       INITIAL CERTIFICATION

         Within 10 days after the commencement of his or her employment with Cimco or his or her affiliation with any Covered Investment Company, each Access Person shall submit to a Designated Supervisory Person an Initial Certification in the form of Attachment A to certify that:

         - He or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements.

B.       ANNUAL CERTIFICATION

         In addition, each Access Person shall submit to a Designated Supervisory Person an annual certification (to be submitted each September) in the form of Attachment B to certify that:

         - He or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements; and

         - He or she has complied with all requirements of this Code of Ethics.

C.       INITIAL HOLDINGS REPORT

         Within 10 days after the commencement of his or her employment with Cimco or his or her affiliation with any Covered Investment Company, each Access Person, other than an Outside Trustee, shall submit to a Designated Supervisory Person an Initial Personal Securities and Futures Account Declaration in the form of Attachment C, whereby he or she has disclosed or reported all personal Investment Instrument holdings in which he or she has any direct or indirect Beneficial Ownership (including submission of most recent brokerage statements) and all accounts in which any Investment Instruments are held for his or her direct or indirect benefit.

D.       ANNUAL HOLDINGS REPORT

         Annually, each Access Person, other than an Outside Trustee, shall submit to a Designated Supervisory Person an Annual Personal Securities and Futures Account Declaration in the form of Attachment C whereby he or she has disclosed or reported (a) all personal Investment Instrument transactions for the previous year and (b) all personal Investment Instrument holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any Investment Instrument are held for his or her direct or indirect benefit as of a date no more than 30 days before such report is submitted.


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E.       QUARTERLY REPORTING

         Within 10 days after the end of each calendar quarter, each Access Person, other than an Outside Trustee, shall submit to a Designated Supervisory Person a Quarterly Report of Personal Securities and Futures Transactions in the form of Attachment D listing all transactions during the applicable calendar quarter in Investment Instruments in which the Access Person had any direct or indirect Beneficial Ownership that are not otherwise reported to a Designated Supervisory Person by such Access Person's broker(s) pursuant to periodic statements in respect of Investment Instrument accounts held at such broker(s) in the name of such Access Person.

         An Outside Trustee must comply with the Quarterly Reporting requirements of this Section 3.3 E if such Outside Trustee knew or, in the ordinary course of fulfilling his or her official duties as an Outside Trustee, should have known that during the 15-day period immediately before or after the Outside Trustee's transaction, the Covered Investment Company to which such Outside Trustee is a trustee (the "Affected Company") purchased or sold the security, or the Affected Company or Cimco on behalf of the Affected Company considered purchasing or selling the security.

F.       INTERIM REPORTING

         To the extent that during the interim period between submissions of Quarterly Reports of Personal Securities and Futures Transactions, an Access Person, other than an Outside Trustee unless such Outside Trustee is required to do so pursuant to Section 2.3 E of this Code, acquires a direct or indirect Beneficial Ownership in an Investment Instrument or an account in which any Investment Instrument is held for his or her direct or indirect benefit that is not otherwise reported to a Designated Supervisory Person by such Access Person's broker(s) pursuant to periodic statements in respect of Investment Instrument accounts held at such broker(s) in the name of such Access Person, such Access Person shall submit to a Designated Supervisory Person an Interim Personal Securities, Futures and Foreign Exchange Account Declaration in the form of Attachment G listing such Investment Instrument or account.


G.       EXEMPTIONS FROM REPORTING REQUIREMENTS

         (i) Direct holdings of the securities of open-ended registered U.S. mutual funds, and (ii) purchases and sales in any account maintained with a party that has no affiliation with the Covered Companies and over which no Access Person has, in the judgment of a Designated Supervisory Person after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account are exempt from the reporting requirements of paragraphs C, D, E and F of this Section 2.3.




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H.       DUPLICATIVE REPORTS

         With respect to Investment Instruments held through a broker/dealer, FCM or bank account, a Access Person will be deemed to have complied with the requirements of this Section by causing duplicate periodic brokerage statements and trade confirmations or account statements on which all transactions required to be reported hereunder that are held by such broker/dealer, FCM or bank are described in the detail set forth above to be sent to a Designated Supervisory Person on a timely basis. Transactions by an Access Person effected for an account of a second Access Person on a discretionary basis shall be reported by the Access Person with discretion over the account, if not otherwise reported by the Access Person who is the beneficial owner of the account.


I.       DIRECTORSHIPS AND OTHER OUTSIDE BUSINESS ACTIVITIES

         Within 10 days after the commencement of his or her employment with Cimco or his or her affiliation with any Covered Investment Company and annually thereafter, each Cimco Employee shall submit to a Designated Supervisory Person an Outside Business Activities report in the form of Attachment F. In addition, Cimco Employees shall submit to a Designated Supervisory Person an Outside Business Activities report from time-to-time as required by Section 2.1 H.



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

SECTION 3.  COMPLIANCE MONITORING AND REVIEW

A Designated Supervisory Person will on a monthly basis review reports of Investment Instrument transactions from Access Persons and/or their brokers required to be furnished pursuant to Section 2.3 of this Code to ensure that all such transactions are in compliance with this Code, Rule 17j-1 of the 1940 Act, Rule 204-2(a) of the Investment Advisers Act of 1940 and all other applicable laws, rules and regulations.

Management of Cimco and each Covered Investment Company which adopts this Code of Ethics shall prepare an annual report to the Cimco Investment Advisory Policies Committee as well as the board of directors/trustees of each such company that:

1. summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

2. identifies any violations relating to the relevant company requiring significant remedial action during the past year not previously reported to the board; and

3. identifies any recommended changes in existing restrictions or procedures based upon each company's experience under this Code, evolving industry practices or developments in applicable laws or regulations; and

4. certifies to the board that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

MATERIAL CHANGES TO THIS CODE MUST BE APPROVED BY THE BOARD OF DIRECTORS/TRUSTEES OF EACH COVERED INVESTMENT COMPANY NO LATER THAN SIX MONTHS AFTER THE CHANGE IS ADOPTED. SUCH APPROVAL MUST BE BASED ON A DETERMINATION THAT THE CHANGES ARE REASONABLY NECESSARY TO PREVENT ACCESS PERSONS FROM ENGAGING IN ANY CONDUCT PROHIBITED BY THIS CODE AND RULE 17j-1 OF THE 1940 ACT. APPROVAL MUST INCLUDE A MAJORITY OF THE OUTSIDE DIRECTORS/TRUSTEES.

SECTION 4.  CONFIDENTIAL INFORMATION



The overall governing principle for Employees with access to confidential information is that they should avoid situations in which their personal interest may conflict or appear to conflict with Cimco or Cimco Clients. In addition, Employees who have access to confidential information have an obligation to the public at large, in the handling of such information, not to use it for personal benefit or to disclose such information to third parties.



4.1 INSIDER TRADING AND CONFLICTS OF INTEREST

Cimco maintains a separate Insider Trading and Conflicts of Interest Policy designed to detect and prevent insider trading, which should be read together with this Code. Nothing contained in this Code should be interpreted as relieving any Access Person from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company.

SECTION 5.  BOOKS AND RECORDS TO BE MAINTAINED


Each Covered Company shall at its principal place of business, maintain the following records:

A. A copy of this Code as in effect, or at any time within the past five years was in effect, in an easily accessible place;

B. A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

C. A copy of each report made by an Access Person as required by Section 2.3 of this Code including any duplicate periodic brokerage statements and trade confirmations furnished in lieu of the Quarterly Report of Securities, Futures and Foreign Exchange Transactions must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

D. A record of all Access Persons, currently or within the past five years, who are or were required to make reports under Section 2.3 of this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

E. A copy of each report required by Section 3 of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

F. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section 2.1 C of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 6:  MISCELLANEOUS


6.1      SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the senior management of Cimco may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

6.2      CONFIDENTIALITY

All information obtained from any Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


6.3      FURTHER INFORMATION

Any questions regarding this Code or its Attachments should be directed to a Designated Supervisory Person.

6.4      HEADINGS

The headings used in this Code are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Code.

                                  ATTACHMENT A

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS
                                 CODE OF ETHICS

                              INITIAL CERTIFICATION


I certify that I:

- have read and understood the Code of Ethics for CDC Investment Management Corporation/CDC MPT+ Funds and recognize that I am subject to its requirements.



--------------------------------            -------------------------------
Signature of Access Person                           Date



--------------------------------
Print Name

                                  ATTACHMENT B

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS
                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION


I certify that I:

- have read and understood the Code of Ethics for CDC Investment Management Corporation/CDC MPT+ Funds and recognize that I am subject to its requirements; and

-  have  complied  with all  requirements  of the Code of Ethics in effect
   during  the twelve  months ended [            ].



--------------------------------            -------------------------------
Signature of Access Person                           Date



--------------------------------
Print Name

                                  ATTACHMENT C

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS

CODE OF ETHICS - INITIAL AND ANNUAL PERSONAL SECURITIES, FOREIGN EXCHANGE AND FUTURES ACCOUNT DECLARATION

PLEASE COMPLETE EACH APPLICABLE ITEM (1, 2, 3 OR 4) AND SIGN BELOW.

1. The following is a list of securities/commodities/foreign exchange accounts in which I have Beneficial Ownership:

        BROKER-DEALER/FCM/BANK                  ACCOUNT TITLE AND NUMBER
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------


2. The following is a list of securities/commodities/foreign exchange accounts in which I had Beneficial Ownership that have been closed in the past year:


        BROKER-DEALER/FCM/BANK                  ACCOUNT TITLE AND NUMBER
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------


3. The following is a list of any other securities or other investment holdings in which I have Beneficial Ownership (FOR INVESTMENT HOLDINGS
    HELD IN ACCOUNTS OTHER THAN THOSE DISCLOSED IN RESPONSE TO ITEMS 1 AND 2):

    NAME OF PRIVATE        DATE ACQUIRED       NUMBER OF            RECORD            PURCHASE          HOW ACQUIRED
    ----------------       -------------       ----------           ------            --------          ------------
   SECURITY OR OTHER                         SHARES AND/OR          OWNER              PRICE           (BROKER/ISSUER)
   ------------------                        --------------         -----              -----           ---------------
       INVESTMENT                             AMOUNT HELD
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

4. I do not have Beneficial Ownership in any securities/commodities accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

    -------------
    Initials

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I hereby certify that I [have disclosed or reported all personal securities and futures holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities or futures were held for my direct or indirect benefit as of the date I commenced employment with Cimco or the date I became affiliated with a Covered Investment

Company][have disclosed or reported all personal securities and futures transactions for the twelve months ended [ ] and all personal securities and futures holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities or futures were held for my direct or indirect benefit as of [ ]]:

--------------------------------            -------------------------------
Signature of Access Person                  Date

--------------------------
Print Name

                                  ATTACHMENT D

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS
          QUARTERLY REPORT OF SECURITIES, FUTURES AND FOREIGN EXCHANGE
                       TRANSACTIONS - QUARTER ENDING [ ]

         On the dates indicated, the following transactions were effected in securities, foreign exchange and/or futures of which I participated or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Code of Ethics of Cimco and the applicable Covered Investment Companies.

                     Title, Interest                                 Nature of
                       Rate/price,                                   Transaction      Broker/Dealer/Bank/
    Date of         Maturity Date and       No. of      Dollar      (Purchase, Sale,   FCM by Whom
  Transaction       Principal/Notional      Shares/    Amount of     Gift, Other)     Transaction Was
  -----------        Amount of each        Contracts   Transaction   -----------        Effected
                    Security/Futures      ---------    -----------                     ---------
                    Contract Cusip or
                       Sedol number
                    ------------------

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


     Please disclose all securities/futures contracts/foreign exchange transactions in which you have direct or indirect beneficial ownership. If the total percentage owned of a security exceeds .5%, please list percentage owned:




   Title, Interest Rate/Price,
        Maturity Date and                   No. of Shares/Contracts                       Name of Issuer
Principal/Notional Amount                   -----------------------                       --------------
    of each Security/Futures
           Contract
 ----------------------------

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


The following is a list of securities/commodities/foreign exchange accounts in which I have Beneficial Ownership that were opened during the calendar quarter referenced above:

---------------------------------------- -------------------------------------- --------------------------------------
BROKER-DEALER/FCM/BANK                   ACCOUNT TITLE AND NUMBER               DATE ACCOUNT ESTABLISHED
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

         Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities/futures contracts held or to be acquired by a Cimco client:


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:
     -------------------------------

Signature: ______________________________

Print Name: _____________________________

THIS REPORT MUST BE SUBMITTED TO A DESIGNATED SUPERVISORY PERSON WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

                                  ATTACHMENT E

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS
                       PRIVATE PLACEMENT APPROVAL REQUEST
(ATTACH COPY OF THE PRIVATE PLACEMENT MEMO., OFFERING MEMO.
OR ANY OTHER RELEVANT DOCUMENTS)

-------------------------------                      ------------------------
Name                                                 Dept./ Product Area

1.  Name of corporation, partnership or other entity (the "Organization")  ___________________________
2.  Is the Organization    ___Public                 ___Private
3.  Type of security or fund:       _________________________________________________________
4.  Nature of participation (stockholder, general partner, limited partner).  Indicate all applicable:

-------------------------------------------------------------------------------------
5.  Planned date of transaction:    _________________________________________________________
6.  Size of Offering       ________________________________________________________________
7.  Size of your participation:     _________________________________________________________
8.  Would the investment carry limited or unlimited liability?                  ___Limited       ___Unlimited
9.  Would the investment require any use of the Firm's premises, facilities or materials?        ___Yes   ___No
10.  Are other firm personnel or clients involved?   __Yes             __No    If yes, please describe:
-------------------------------------------------------------------------------------
11.      Describe the business to be conducted by the Organization:    ____________________________
-------------------------------------------------------------------------------------
If organization is a fund:
-    Describe investment objectives of the fund (e.g., value, growth, core or specialty)
-------------------------------------------------------------------------------------------------------------------
-    Does a fund that you manage have an investment objective that would make this private placement an opportunity that should first be made available to a fund or client that you manage money for?
         ___Yes ___No If "yes", please describe which client or fund:
-------------------------------------------------------------------------------------------------------------------

12.  Will you participate in any investment decisions?        __Yes    __No     If yes, please describe:
-------------------------------------------------------------------------------------------------------------------

13.       Describe how you became aware of this investment opportunity:
-------------------------------------------------------------------------------------
I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Compliance Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus of fund, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or liquidation of investment by me.

I represent (i) that I have read and understand the firm's code of ethics with respect to personal trading and recognize that I am subject thereto: (ii) that the above trade is in compliance with the code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security nor is the above trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

----------------------                ---------------------
Signature                             Date

Date Received by Compliance Dept.: _________________

Approved:____________________  Disapproved:_____________________ Date:_______
Name:
Title:

                                  ATTACHMENT F

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS
                                 CODE OF ETHICS

                           OUTSIDE BUSINESS ACTIVITIES

Outside business activities include, but are not limited to, the following:

-   self-employment;
-   receiving compensation from another person or company;
- serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and
- becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

ALL ACCESS PERSONS MUST COMPLETE AT LEAST ONE CHOICE (1 OR 2) AND SIGN BELOW.

1.  The following are my outside business activities:


         OUTSIDE                DESCRIPTION           APPROVED BY DESNATED
    BUSINESS ACTIVITY           OF ACTIVITY         SUPERVISORY PERSON (YES/NO)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


2.       I am not involved in any outside business activities.  (Please initial)

         ------------
         Initials

I declare that the information given above is true and accurate:


--------------------------------            -------------------------------
Signature                                            Date

--------------------------------
Print Name

                                  ATTACHMENT G

              CDC INVESTMENT MANAGEMENT CORPORATION/CDC MPT+ FUNDS CODE OF ETHICS - INTERIM REPORT OF PERSONAL SECURITIES, FUTURES AND FOREIGN EXCHANGE ACCOUNTS

ALL ACCESS PERSONS MUST COMPLETE EACH APPLICABLE ITEM (1 AND 2) AND SIGN BELOW.

1. The following is a list of securities/commodities/foreign exchange accounts in which I have Beneficial Ownership that have not been previously disclosed to the Cimco Compliance Department:

        BROKER-DEALER/FCM/BANK                  ACCOUNT TITLE AND NUMBER
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------
-------------------------------------    -------------------------------------


2. The following is a list of any other securities or other investment holdings in which I have Beneficial Ownership (FOR INVESTMENT HOLDINGS HELD IN ACCOUNTS OTHER THAN THOSE DISCLOSED IN RESPONSE TO ITEMS 1) that have not been previously disclosed to the Cimco Compliance Department:

    NAME OF PRIVATE        DATE ACQUIRED       NUMBER OF            RECORD            PURCHASE          HOW ACQUIRED
    ----------------       -------------       ----------           ------            --------          ------------
   SECURITY OR OTHER                         SHARES AND/OR          OWNER              PRICE           (BROKER/ISSUER)
   ------------------                        --------------         -----              -----           ---------------
       INVESTMENT                             AMOUNT HELD
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------


This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I declare that the information given above is true and accurate:

--------------------------------            -------------------------------
Signature of Access Person                  Date

--------------------------
Print Name